Exhibit 99.1

Preliminary - subject to completion

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

ARTISAN ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints [•] (the “Proxy”), with full power of substitution, as proxy to vote all of the Class A ordinary shares and Class B ordinary shares of Artisan Acquisition Corp. (the “Company” or “ARTA”), a Cayman Islands exempted company, that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting of shareholders of the Company to be held on [•] at [•] Eastern Time, virtually at [•] and at [Physical address] (the “Extraordinary General meeting”), and at any adjournments and/or postponements thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 3.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the
Extraordinary General Meeting of Shareholders to be held on [•].

The notice of Extraordinary General Meeting and the accompanying Proxy Statement are available at: [•]

Artisan Acquisition Corp. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 3.	Please mark vote as indicated in this example	☒

Proposal No. 1 – The Business Combination Proposal – a proposal to approve and authorize, as an ordinary resolution, (a) the business combination and other transactions contemplated by the Business Combination Agreement, dated as of September 15, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Prenetics Global Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), the Company, AAC Merger Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Artisan Merger Sub”), PGL Merger Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Prenetics Merger Sub”) and Prenetics Group Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Prenetics”) pursuant to which, among other things, the Company shall merge with and into Artisan Merger Sub, with Artisan Merger Sub being the surviving entity and remaining as a wholly-owned subsidiary of PubCo (the “Initial Merger”) and, following the Initial Merger, Prenetics Merger Sub shall merge with and into Prenetics, with Prenetics being the surviving entity and becoming a wholly-owned subsidiary of PubCo, and (b) the Company’s entry into the Business Combination Agreement;	FOR	AGAINST	ABSTAIN	Proposal No. 2 – The Initial Merger Proposal – a proposal to approve and authorize, as a special resolution, (a) the Plan of Merger (the “Plan of Initial Merger”), by and among the Company, Artisan Merger Sub and PubCo, substantially in the form annexed as Exhibit F to the Business Combination Agreement, (b) the Company’s entry into the Plan of Initial Merger, and (c) the merger of the Company with and into Artisan Merger Sub, with Artisan Merger Sub being the surviving entity and remaining as a wholly-owned subsidiary of PubCo;	FOR	AGAINST	ABSTAIN
	☐	☐	☐		☐	☐	☐

				Proposal No. 3 – The Adjournment Proposal – a proposal to approve, as an ordinary resolution, the adjournment of the Meeting to a later date or dates to be determined by the chairman of the Meeting, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Meeting or if shareholders have elected to redeem an amount of Class A ordinary shares of the Company such that the minimum available cash condition contained in the Business Combination Agreement would not be satisfied. The Adjournment Proposal will not be submitted to the Company’s shareholders for approval at the Meeting, if, based upon the tabulated vote at the time of such meeting, there are sufficient votes to approve the Proposals No. 1 and No. 2.	FOR	AGAINST	ABSTAIN
					☐	☐	☐

Dated: , 2022

Signature

(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1 through 3. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxy will vote on such matters in his discretion.